UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, the Compensation Committee of the Board of Directors of The New York Times Company (the “Company”) approved salary reductions for the Company’s executive officers.  Effective April 1, 2009, base salaries for the executive officers will be reduced 5% through December 31, 2009 (4% on an annualized basis).

The action is in connection with salary reductions that generally affect the Company’s nonunion employees.  The salaries of these employees at the Company’s New York Times Media Group (with the exception of the International Herald Tribune), The Boston Globe, Boston.com and corporate employees at the Company’s New York headquarters will be reduced 5% effective April 1, 2009, through December 31, 2009.  In exchange, these employees, including the Company’s executive officers, will be entitled to 10 additional days off to use before the end of the year.  The salaries of employees of the About Group, Baseline, Regional Media Group, Worcester Telegram & Gazette and certain non-New York-based corporate and other departments will be reduced 2.5%, with five additional days off.  The Company made the distinction between the two groups taking into account location and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: March 26, 2009	By:	/s/ Diane M. Brayton
Diane M. Brayton
Assistant Secretary and Assistant General Counsel